UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
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Date of Report (Date of earliest event reported):
May 18, 2023

Independent Bank Group, Inc.
(Exact Name of Registrant as Specified in Charter)
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Texas	001-35854	13-4219346
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7777 Henneman Way
McKinney, TX 75070-1711
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:
(972) 562-9004

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Stock, par value, $0.01 per share	IBTX	NASDAQ Global Select Market
Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2):
Emerging growth company    ☐
If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On May 18, 2023, at the 2023 Annual Meeting of Shareholders (the “Annual Meeting”) of Independent Bank Group, Inc. (the “Company”), the full results of which are included in Item 5.07 below, the Company’s shareholders approved an amendment to the Company’s Amended and Restated Certificate of Formation, as amended (the “Charter”), to provide for the phasing out of the classified structure of the Company’s Board of Directors (the “Board,” and such amendment, the “Charter Amendment”). The Charter Amendment eliminates the classification of the Board over a three-year period and provides for the annual election of all directors beginning at the 2025 Annual Meeting of Shareholders of the Company. The Charter Amendment did not change the present number of directors on the Board or the Board’s authority to change that number or fill any vacancies or newly created directorships. The Charter Amendment became effective upon the filing of the Charter Amendment with the Secretary of State of the State of Texas on May 22, 2023.
In addition, in connection with the shareholder approval of the Charter Amendment, the Board approved the Sixth Amended and Restated Bylaws of the Company (the “Amended Bylaws”), which became effective upon the filing and effectiveness of the Charter Amendment on May 22, 2023, in order to, among other things:
•Make conforming changes to reflect the phasing out of the classified structure of the Board;
•Reflect the universal proxy rules promulgated by the U.S. Securities and Exchange Commission, including requiring a shareholder that provides notice of its intent to nominate an individual to the Board pursuant to those rules to comply with all requirements of those rules;
•Enhance and clarify the procedural mechanics and disclosure requirements in connection with a shareholder’s ability to request a special meeting of shareholders;
•Allow for the Company to appoint a single inspector of election at shareholder meetings; and
•Make certain other technical, conforming or clarifying changes.
The foregoing description is a summary of the Charter Amendment and the Amended Bylaws, does not purport to be complete, and is qualified in its entirety by reference to the Charter Amendment and the Amended Bylaws, which are attached hereto as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.
As discussed under Item 5.03 of this Current Report on Form 8-K, on May 18, 2023, the Company held its Annual Meeting for which the Board solicited proxies. There were 38,285,505 shares of the Company’s common stock represented in person or by proxy at the meeting, constituting 92.74% of the outstanding shares of common stock on March 21, 2023, the record date for the Annual Meeting. The matters voted upon at the Annual Meeting and the final voting results are set forth below:

Proposal 1: To Approve the Charter Amendment to Provide for the Phasing Out of the Classified Structure of the Board.
This proposal to approve the Charter Amendment to allow for the phasing out of the classified structure of the Board was approved by an affirmative vote of 2/3 of the outstanding shares of the Company, with shareholders casting votes as follows:

	For	Against/Withhold	Abstain	Broker Non-Votes
Proposal 1:	35,428,894	52,260	25,858	2,778,493

Proposal 2: To Elect Four Directors of the Company.
Each of the nominees under this proposal was nominated to be elected as a Class I director. As a result of the approval of Proposal 1 and the filing and effectiveness of the Charter Amendment on May 22, 2023, each of these nominees was duly elected to the Board as a Class I director to serve a one-year term until the 2024 Annual Meeting of Shareholders of the Company, with shareholders casting votes as follows:

	For	Against/Withhold	Abstain	Broker Non-Votes
Proposal 2:
Daniel W. Brooks	34,728,170	752,893	25,949	2,778,493
Janet P. Froetscher	35,165,665	310,594	30,753	2,778,493
Craig E. Holmes	35,061,698	415,307	30,007	2,778,493
G. Stacy Smith	31,656,703	3,820,358	29,951	2,778,493

Proposal 3: To Conduct a Vote to Approve, on an Advisory, Non-Binding Basis, the Compensation of the Company’s Named Executive Officers.
This proposal to conduct an advisory, non-binding vote regarding the compensation of the Company’s named executive officers was approved, with shareholders casting votes as follows:

	For	Against/Withhold	Abstain	Broker Non-Votes
Proposal 3:	32,148,432	3,285,575	73,005	2,778,493

Proposal 4: To Ratify the Appointment of RSM US LLP as the Company’s Independent Registered Public Accounting Firm for 2023.
This proposal was approved, with shareholders casting votes as follows:

	For	Against/Withhold	Abstain	Broker Non-Votes
Proposal 4:	37,970,651	289,161	25,693	—

Item 9.01.      Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description of Exhibit

Exhibit 3.1	Certificate of Amendment to Amended and Restated Certificate of Formation

Exhibit 3.2	Sixth Amended and Restated Bylaws of Independent Bank Group, Inc.

Exhibit 104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated May 22, 2023
INDEPENDENT BANK GROUP, INC.

By:	/s/ David R. Brooks
Name:	David R. Brooks
Title:	Chairman of the Board and Chief Executive Officer